Exhibit 32.1

CERTIFICATION PURSUANT TO

(18 U.S.C. SECTION 1350)

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No.1 to Annual Report on Form 10-K/A of ActivIdentity Corporation for the year ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (Report), Grant Evans, as Chief Executive Officer of the Company, and Jacques Kerrest, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C §1350, as adopted pursuant to §906 of Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act or 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GRANT EVANS
Grant Evans
Chief Executive Officer

January 28, 2010

/s/ JACQUES KERREST
Jacques Kerrest
Chief Financial Officer

January 28, 2010

A signed original of this written statement as required by Section 906 has been provided to ActivIdentity Corporation and will be retained by ActivIdentity Corporation and furnished to the Securities and Exchange Commission or its staff upon request.